UNITED PROPERTY & CASUALTY INSURANCE COMPANY

AGREEMENT MASTER NO. 10092

GENERAL REINSURANCE CORPORATION
A Berkshire Hathaway Company

UNITED PROPERTY & CASUALTY INSURANCE COMPANY

AGREEMENT MASTER NO. 10092

TABLE OF CONTENTS

to
AGREEMENT OF REINSURANCE
MASTER NO. 10092
between
UNITED PROPERTY & CASUALTY INSURANCE COMPANY
and
GENERAL REINSURANCE CORPORATION

GENERAL REINSURANCE CORPORATION

AGREEMENT OF REINSURANCE
MASTER NO. 10092

between

UNITED PROPERTY & CASUALTY INSURANCE COMPANY
360 Central Avenue, Suite 900, St. Petersburg, Florida, 33701
(herein referred to as the "Company")

and

GENERAL REINSURANCE CORPORATION
a Delaware corporation having its principal offices at
120 Long Ridge Road, Stamford, Connecticut 06902
(herein referred to as the "Reinsurer")
____________________________________________________________________________

GENERAL ARTICLES

In consideration of the promises set forth in this Agreement, the parties agree as follows:

Article I - SCOPE OF AGREEMENT

As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall cede to the Reinsurer the business described in this Agreement, and the Reinsurer shall accept such business as reinsurance from the Company.

This Agreement is comprised of the General Articles I through XVII and the Exhibit(s) listed below and each Exhibit which may be made a part of this Agreement. The terms of the General Articles and of the Exhibit(s) shall determine the rights and obligations of the parties. The terms of the General Articles shall apply to each Exhibit unless specifically amended therein. In the event of termination of all the Exhibits made a part of this Agreement, the General Articles shall automatically terminate when the liability of the Reinsurer under said Exhibits ceases.

EXHIBIT A - EXCESS OF LOSS REINSURANCE (Per Risk) of Property Business
(Treaty ID No. 1015168)

Article II - PARTIES TO THE AGREEMENT

This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.

GENERAL REINSURANCE CORPORATION

Article III - MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or settlement of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits set forth in the applicable Exhibit shall be binding on the Reinsurer, subject to the terms of this Agreement.

Article IV - RECOVERIES

The Company shall pay to or credit the Reinsurer with the Reinsurer's portion of any recovery obtained from salvage, subrogation, other insurance, or otherwise. Adjustment Expense for recoveries shall be deducted from the amount recovered. However, if the Adjustment Expense incurred in obtaining recoveries exceeds the amount recovered, if any, the excess Adjustment Expense shall be apportioned between the parties in proportion to the liability of each party for the loss before the recovery was obtained.

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or other parties or to assign these rights to the Reinsurer.

If the reinsurance under an Exhibit is on a share basis, the recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss. If the reinsurance under an Exhibit is on an excess basis, recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.

Article V - PREMIUM REPORTS AND REMITTANCES

Premium reports and reinsurance premiums or other amounts due either party shall be remitted by a method mutually agreed between the Company and the Reinsurer.

Article VI - ERRORS AND OMISSIONS

The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery.

The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

GENERAL REINSURANCE CORPORATION

Article VII - SPECIAL ACCEPTANCES

Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

Article VIII - RESERVES AND TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of unearned premium, if any, claims, losses, and Adjustment Expense.

The Company shall be liable for all premium taxes on premium ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.

Article IX - OFFSET

The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, Adjustment Expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

Article X - INSPECTION OF RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including the Company's files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer. The Reinsurer's right of inspection shall continue after the termination of this Agreement.

Article XI - TRIA INUREMENT

As respects any "insured loss", as defined in the Terrorism Risk Insurance Act of 2002 as subsequently amended ("the Act"), for which the Reinsurer makes a payment to the Company under this Agreement, the following provisions shall apply.

If the sum of:

(a)
Financial assistance provided under the Act to the Company and its affiliates, if any, (as "affiliate" is defined in the Act) with respect to all "insured loss" that applies to each "program year", as defined in the Act; and

(b)	Amounts recoverable by the Company and its affiliates, if any, under all reinsurance which the Company and its affiliates, if any, purchase, including but not limited to this

GENERAL REINSURANCE CORPORATION

reinsurance, all other treaty reinsurance and all facultative reinsurance, for any such "insured loss",

exceeds the amount of the Company's and its affiliates', if any, gross "insured loss", the excess amount shall be allocated to the Reinsurer in the ratio that the Reinsurer's liability for the "insured loss" under this Agreement bears to the total recoverable reinsurance for the "insured loss" under (b) above.

Upon receipt of payment under the Act by the Company and its affiliates, if any, the Company shall pay to or credit the Reinsurer under this Agreement with the Reinsurer's share of such excess amount determined in accordance with the preceding paragraph.

Article XII - ARBITRATION

All unresolved differences of opinion between the Company and the Reinsurer relating to this Agreement, including its formation and validity, shall be submitted to arbitration consisting of one arbitrator chosen by the Company, one arbitrator chosen by the Reinsurer, and a third arbitrator chosen by the first two arbitrators.

The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within 30 days after receipt of the demand.

Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator. If the first two arbitrators are unable to agree upon a third arbitrator after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be disinterested and shall be active or retired officers of property or casualty insurance or reinsurance companies.

The arbitrators shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.

The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties.

Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and other costs of the arbitration. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.

The arbitration shall be held at the times and places agreed upon by the arbitrators.

GENERAL REINSURANCE CORPORATION

Article XIII - INSOLVENCY OF THE COMPANY

In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator, with reasonable provision for verification, on the basis of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim, except as otherwise specified in the statutes of any state having jurisdiction of the insolvency proceedings or except where the Agreement, or other written agreement, specifically provides another payee of such reinsurance in the event of insolvency.

The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Article XIV - SEVERABILITY

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

Article XV - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

Article XVI - ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties with respect to the business reinsured hereunder. Any change or modification to this Agreement shall be made by written amendment to this Agreement and signed by the parties hereto.

Article XVII - MODE OF EXECUTION

The Reinsurer and the Company agree that this Agreement and all amendments hereto may be executed as follows:

(a)	By an original written ink signature of paper documents; or

(b)	By an exchange of facsimile copies or digitally scanned copies showing the original written ink signature of paper documents; or

GENERAL REINSURANCE CORPORATION

(c)
By an electronic signature employing any technology to capture a person’s signature in such a manner that the signature is unique to the person signing, is capable of verification to authenticate the signature, and is linked to the document signed.

The use of any one or a combination of these modes of execution will constitute a legally binding and valid signature.

GENERAL REINSURANCE CORPORATION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, through their duly authorized representatives,

UNITED PROPERTY & CASUALTY INSURANCE COMPANY
this 21st day of January , 2015,
            DATE SIGNED BY COMPANY

/s/ Brad Martz
COMPANY OFFICER SIGNATURE

Brad Martz
    PRINTED COMPANY OFFICER NAME

CFO
    COMPANY OFFICER TITLE

/s/ Hollie Davis
    COMPANY WITNESS SIGNATURE

GENERAL REINSURANCE CORPORATION
and this 21st day of January , 2015,
            DATE SIGNED BY GRC

/s/ James S. Lewis
GRC OFFICER SIGNATURE

    James S. Lewis
PRINTED GRC OFFICER NAME

    Senior Vice President
GRC OFFICER TITLE

/s/ John L.
GRC WITNESS SIGNATURE

GENERAL REINSURANCE CORPORATION

EXHIBIT A - EXCESS OF LOSS REINSURANCE (Per Risk) of Property Business
(Treaty ID No. 1015168)

Attached to and made a part of
AGREEMENT OF REINSURANCE MASTER NO. 10092
____________________________________________________________________________

Section 1 - BUSINESS SUBJECT TO THIS EXHIBIT

This Exhibit shall apply to Property Business written by the Company, which is defined as insurance which is classified in the NAIC form of annual statement as fire, allied lines, inland marine, commercial multiple peril (property coverages), homeowners multiple peril (property coverages) except those lines specifically excluded in the section entitled EXCLUSIONS, on Risks wherever located in the United States of America, its territories and possessions. On policies which provide inland marine coverage beyond these territorial limits, the territorial limits of this Exhibit shall be identical with those of the Company's policies.

Section 2 - COMMENCEMENT

This Exhibit shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 2015, and policies of the Company in force at 12:01 A.M., January 1, 2015 with respect to claims and losses resulting from Occurrences taking place at and after the aforesaid time and date, and shall continue in force until terminated in accordance with the provisions of the section entitled TERMINATION.

Section 3 - LIABILITY OF THE REINSURER

The Reinsurer shall pay to the Company, with respect to each Risk of the Company, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.

SCHEDULE OF REINSURANCE
____________________________________________________________________________

Class of Business         Company Retention         Limits of Liability of the Reinsurer
____________________________________________________________________________

Property Business             $1,000,000                     $2,000,000
____________________________________________________________________________

The liability of the Reinsurer shall not exceed:

(a)	$4,000,000 with respect to all Net Loss on all Risks involved in one Occurrence.

(b)	$8,000,000 with respect to all Net Loss on all Risks involved in all Occurrences (including Terrorism Occurrences) taking place during each Agreement Year.

GENERAL REINSURANCE CORPORATION

(c)
$4,000,000 with respect to all Net Loss arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from all Terrorism Occurrences taking place during each Agreement Year, regardless of any other cause or event contributing to such loss or damage in any way or at any time, or whether such loss or damage is accidental or intentional. However, no coverage shall be afforded under this Exhibit for:

(1)
As respects all business reinsured hereunder other than homeowners multiple peril (property coverages) and dwelling fire, all Net Loss arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from any Terrorism Occurrence but only if it appears to have been committed by an individual or individuals acting on behalf of any individual who is not a US citizen, or on behalf of a business or nonprofit entity, trust or estate formed under or based in a country outside of the United States and its territories, or on behalf of a country, state or political subdivision or unit outside of the United States, or any other foreign interest, and results in damage within the United States or the premises of a United States mission, provided the property and casualty industry insurance losses resulting from such Terrorism Occurrence exceed $5,000,000.

(2)
All Net Loss arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from any Terrorism Occurrence which involves (i) pathogenic chemical or biological substances, however caused; (ii) nuclear reaction or radiation, or radioactive contamination, however caused; or (iii) any other cause or event resulting from (i) or (ii) above.

(3)
All Net Loss on Risks with total insurable values over all interests of more than $50,000,000 arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from any Terrorism Occurrence.

For purposes of sub-paragraphs (b) and (c) above, should the date of termination of this Exhibit coincide with the completion of an Agreement Year, the runoff period, if any, shall be combined with the last completed Agreement Year. Should the date of termination of this Exhibit not coincide with the completion of an Agreement Year, the last completed Agreement Year shall be combined with the remaining period of this Exhibit and the runoff period, if any, to constitute a single Agreement Year.

Section 4 - DEFINITIONS

(a)	Company Retention

This term shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

(b)	Net Loss

GENERAL REINSURANCE CORPORATION

This term shall mean all sums paid or payable by the Company within the terms and limits of its policies in settlement of claims or losses, including Adjustment Expense, after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, except catastrophe reinsurance, whether collectible or not. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also include 90% of Extra Contractual Obligations and 90% of Losses in Excess of Policy Limits.

Nothing in this definition shall imply that losses are not recoverable hereunder until the Company's Net Loss has been finally ascertained.

For purposes hereof a sum shall be considered "payable only when (i) the Company is subject to a judgment on the claim from which it does not intend to appeal, or (ii) the Company has obtained a release, or (iii) the Company has accepted the insured’s proof of loss.

(c)	Adjustment Expense

This term shall mean expenditures by the Company within the terms of its policies in the direct defense of claims, and in connection with Extra Contractual Obligations and Losses in Excess of Policy Limits, and as allocated to an individual claim or loss (other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company) made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest; and post judgment interest.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also be deemed to include any expenses incurred by the Company in bringing or in defending a declaratory judgment action brought to determine the Company's obligations to its insured with respect to a specific claim under a policy (or coverage part thereof) reinsured hereunder. However, the amount of any declaratory judgment expense that may be included in computation of Adjustment Expense shall not exceed the lesser of the amount of insurance under the policy or the Reinsurer's Limit of Liability for each Risk under this Exhibit.

The date on which a declaratory judgment expense is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

(d)	Extra Contractual Obligations and Losses in Excess of Policy Limits

The term "Extra Contractual Obligation" shall mean a loss payment which is not covered under any other provision of this Exhibit resulting from an action brought against the Company alleging negligence or bad faith arising from the Company's handling of any claim otherwise covered under this Exhibit on a policy reinsured hereunder. Such loss shall be inclusive of attorneys’ fees recoverable in such action.

GENERAL REINSURANCE CORPORATION

The term "Loss in Excess of the Policy Limits" shall mean a payment in excess of the policy limit but otherwise within the terms of the policy, such payment made as a result of the Company's alleged negligence or bad faith in failing to settle within the policy limit, in rejecting an offer of settlement, in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which an Extra Contractual Obligation or a Loss in Excess of the Policy Limits is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

There shall be no coverage hereunder where the Extra Contractual Obligation or the Loss in Excess of the Policy Limits has been incurred due to the fraud or criminal conduct of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the investigation, defense or settlement of any claim covered hereunder.

Any insurance or other contract which indemnifies or protects the Company against claims which are the subject matter of this definition shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company's Net Loss. The Company agrees to pursue a timely recovery under any such insurance or other contract.

Loss otherwise covered hereunder includes punitive damages awarded against the Company where such coverage is permitted by applicable law.

(e)	Risk

The Company shall establish what constitutes one Risk and shall make such determination at the time of acceptance, provided:

(1)
As respects homeowners or dwelling fire business reinsured hereunder, a dwelling and the coverages associated therewith shall be considered one Risk, unless such homeowners or dwelling fire property is contained in a Building reinsured hereunder or containing other property reinsured hereunder, and;

(2)
All insurance written under one or more policies of the Company against the same peril on the same Building and its contents, including time element coverages and associated property coverages, shall be combined. A Building and its contents, including time element coverages and associated property coverages, shall never be considered more than one Risk; and,

(3)
When two or more Buildings and their contents, including time element coverages and associated property coverages, are situated at the same General Location, the Company shall identify on its records at the time of acceptance by the Company those individual Buildings and their contents, including time element coverages and associated property coverages, that

GENERAL REINSURANCE CORPORATION

are to be considered to constitute each Risk; if such identification is not made, each Building and its contents, including time element coverages and associated property coverages, shall be considered to be a separate Risk; and,

(4)	Multiple General Locations shall never be combined and considered one Risk.

(f)	Building

This term shall mean each structure enclosed within exterior walls. Exterior walls are defined as the perimeter foundation walls on which four walls are constructed regardless of the number of additional structures placed upon this perimeter foundation.

(g)	General Location

This term shall mean a contiguous and unbroken tract of land owned, occupied, or operated by the insured(s) as one property site. A General Location shall not be construed to be equal to a municipality, county, state or any other administrative or similar district, public or private.

(h)	Occurrence

This term shall mean a loss or series of losses arising out of one event.

(i)	Terrorism Occurrence

This term shall mean an Occurrence arising out of any Act of Terrorism, as described in paragraphs (1) and (2) below.

(1)
An Act of Terrorism means an activity, including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property, or (ii) injury to persons; and (b) appears to be intended to: (i) intimidate or coerce a civilian population, or (ii) disrupt any segment of an economy, or (iii) influence the policy of a government by intimidation or coercion, or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking, or (v) advance a political, religious or ideological cause; provided, however, that an Act of Terrorism for purposes of this definition shall not include any act or threat as described above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

(2)
An Act of Terrorism is also deemed to include any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.

(j)	Agreement Year

This term shall mean each twelve-month period commencing on January 1st.

GENERAL REINSURANCE CORPORATION

(k)	Company's Subject Earned Premium

This term shall mean the earned portion of the premium written by the Company on the business reinsured hereunder, after deduction from such premium earned of the portion paid for share reinsurance which inures to the benefit of the Reinsurer.

(l)	Named Windstorm

This term shall mean a storm and all other atmospheric perils arising out of such storm that is identified and named as a Tropical Storm or Hurricane by the National Hurricane Center of the National Weather Service, operated by the National Oceanographic and Atmospheric Administration of the United States Government.

Section 5 - EXCLUSIONS

This Exhibit shall not apply to:

(a)	Reinsurance assumed by the Company other than reinsurance of primary business assumed from affiliated companies;

(b)
Nuclear incident per the Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance attached hereto. Further, this Exhibit does not apply to loss or damage caused directly or indirectly by nuclear reaction or radiation, or radioactive contamination, but this exclusion does not preclude coverage for loss or damage which are covered under Insurance Services Office basic wordings. If the Company elects to file an exclusion independent of ISO, such exclusion will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer's prior approval;

(c)
Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations;

(d)	Any liability of the Company arising from its participation or membership in any insolvency fund;

(e)
Any loss or damage directly or indirectly arising out of, caused by, or resulting from war, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power or action taken by governmental authority in hindering or defending against any of these. War includes any activity that would be included as an "act of terrorism" as defined in the definition of Terrorism Occurrence, but for the fact that such activity was perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state. Such loss or damage is excluded regardless of any other cause or event contributing to such loss or damage in any way or at any time;

GENERAL REINSURANCE CORPORATION

(f)
Loss, damage, costs or expenses arising out of the release, discharge, dispersal, or escape of pollutants; the extraction, removal, clean up, containment, monitoring, or detoxification of pollutants; or the removal, restoration, or replacement of polluted land or water; however, this exclusion does not apply to (1) coverage for loss, damage, costs, or expenses which are covered under Insurance Services Office or AAIS basic wordings; (2) any Risk located in a jurisdiction which has not approved the ISO or AAIS wordings; or (3) where other regulatory constraints prohibit the Company from implementing such wordings. If the Company elects to file an endorsement independent of ISO or AAIS, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer's prior approval. Nevertheless, if the insured elects to purchase any "buy back" or additional coverage options, such options shall not be covered hereunder even if such options are provided by or covered under ISO or AAIS wordings;

(g)	Business classified as Boiler and Machinery, Equipment Breakdown or Machinery Breakdown, howsoever styled; ‡60

(h)
Insurance on growing crops; fidelity, credit insurance, financial guaranty, residual value and insolvency business; mortgage impairment insurance and similar kinds of insurance; and insurance on animals under so-called mortality or fertility policies; all howsoever styled;

(i)	Difference in conditions insurance and similar kinds of insurance, howsoever styled; ‡60

(j)	Railroad rolling stock;

(k)	Offshore property Risks;

(l)	Watercraft, other than watercraft insured under a standard homeowners policy; ‡60

(m)
Risks written on a layered basis, whether primary or excess of loss, or policies written with a deductible or franchise of more than $10,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm or earthquake; ‡60

(n)	Satellites, including any related business interruption or cargo;

(o)	Inland marine business with respect to the following:

(1)	Bridges, dams, and tunnels; ‡60

(2)	Cargo insurance when written as such with respect to ocean, lake, or inland waterways vessels; ‡60

(3)	Faulty film, tape, processing and editing insurance and cast insurance; ‡60

(4)	Drilling rigs for natural fuels; ‡60

GENERAL REINSURANCE CORPORATION

(5)	Radio, television, telephone towers or other towers used in communications; ‡60

(p)
Losses with respect to overhead transmission and distribution lines (including those used by cable operators and telecommunications providers) and their supporting structures, other than those on or within 500 feet of the insured premises. However, public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion, provided these are not part of a transmitters' or distributors' policy; ‡60

(q)
Insurance against earthquake outside the State of South Carolina, howsoever written. Insurance against earthquake in the State of South Carolina except when written in conjunction with fire and otherwise eligible perils; ‡60

(r)
Insurance against flood, surface water, waves, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not, except when written in conjunction with fire and otherwise eligible perils; ‡60

(s)	Insurance against Named Windstorm

(t)
With respect to all business reinsured hereunder other than homeowners multiple peril and dwelling fire, any cost to replace or restore (1) Electronic Data or (2) information on Valuable Papers and Records which exist as Electronic Data or (3) coverage for business income or extra expense arising out of a suspension of operations caused by the destruction or corruption of (1) or (2) above. Electronic Data means information, facts or computer programs stored as or on, created or used on, or transmitted to or from computer software (including systems and applications software), on hard or floppy disks, CD-ROMs, tapes, drives, cells, data processing devices or any other repositories of computer software which are used with electronically controlled equipment. The term computer programs, referred to in the foregoing description of electronic data, means a set of related electronic instructions which direct the operations and functions of a computer or device connected to it, which enable the computer or device to receive, process, store, retrieve or send data. Valuable Papers and Records include but are not limited to proprietary information, books of account, deeds, manuscripts, abstracts, drawings and card index systems. However, this exclusion does not apply to costs and coverages which are covered under Insurance Services Office 2002 Commercial Property and 2006 Businessowners forms. Nevertheless, if the insured elects to purchase any "buy back" or additional coverage options, such options shall not be covered hereunder even if such options are provided by or covered under ISO wordings.

If the Company is bound, without the knowledge of and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of exclusions followed by "‡60" above, the exclusions otherwise applicable shall be suspended with respect to such business or exposures for a period extending until 60 days after the date when an underwriting supervisor of the Company acquires knowledge thereof. However, if the Company elects to cancel the policy during the aforementioned 60-day period and is prevented from doing so within such period due to statute or regulation, the policy shall remain covered hereunder until the earliest date on which the Company may legally

GENERAL REINSURANCE CORPORATION

effectuate cancellation, but in no event past the second anniversary of the policy following the date the underwriting supervisor of the Company acquires such knowledge.

Section 6 - OTHER REINSURANCE

The obligations of the Company to reinsure business falling within the scope of this Exhibit and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except as provided for below.

When the amount of insurance written by the Company on an individual Risk exceeds $3,000,000, the Company may purchase facultative excess of loss or share reinsurance for the excess amount on such Risk. The Company may also purchase facultative excess of loss reinsurance or facultative share reinsurance within the liability of the Reinsurer, if, in the underwriting judgment of the Company, the Reinsurer will be benefited thereby. In no event, however, shall the amount required with respect to the Company Retention be reduced.

Recoveries from catastrophe reinsurance shall be deemed not to reduce the amount required with respect to the Company Retention.

Section 7 - REINSURANCE PREMIUM

The Company shall pay to the Reinsurer a reinsurance premium equal to 0.171% of the Company's Subject Earned Premium.

Section 8 - AUTOMATIC REINSTATEMENT

The Limits of Liability of the Reinsurer with respect to each Risk shall be reduced by an amount equal to the amount of liability paid by the Reinsurer, but that part of the liability of the Reinsurer that is so reduced shall be automatically reinstated from the date of the Occurrence for which payment is made; however, the Limits of Liability of the Reinsurer hereunder with respect to all Risks in all Occurrences taking place during each Agreement Year shall not exceed the amounts set forth in the section entitled LIABILITY OF THE REINSURER. In consideration of this automatic reinstatement:

(a)	For the first and second $2,000,000 so reinstated there shall be no additional reinsurance premium.

(b)
For the next $2,000,000 so reinstated, the Company shall pay to the Reinsurer an additional reinsurance premium that shall be the product of 100% of the reinsurance premium as set forth in the section entitled REINSURANCE PREMIUM for the Agreement Year multiplied by the amount of the reinstated Limit of Liability of the Reinsurer divided by $2,000,000.

Any reinsurance premium so developed for each amount reinstated shall be in addition to the reinsurance premium set forth in the section entitled REINSURANCE PREMIUM.

GENERAL REINSURANCE CORPORATION

Section 9 - REPORTS AND REMITTANCES

(a)	Reinsurance Premium

Within 25 days after the close of each calendar quarter, the Company shall render to the Reinsurer a report of the reinsurance premium for the quarter with respect to the Company's Subject Earned Premium during the quarter, summarizing the reinsurance premium by line of insurance; and the amount due the Reinsurer shall be remitted within 25 days after the close of the quarter.

Within 45 days after the close of each Agreement Year, the Company shall render to the Reinsurer a report of the Company's Subject Earned Premium during the Agreement Year. The Company shall calculate the reinsurance premium thereon and remit to the Reinsurer with such report the amount of reinsurance premium, if any, in excess of the minimum and deposit reinsurance premium paid for the Agreement Year.

(b)	Claims and Losses

The Company shall report promptly to the Reinsurer, but within no more than 60 days after the Company becomes aware that the claim or loss falls within one of the criteria listed below:

(1)	Each claim or loss which, in the Company's opinion, may involve the reinsurance afforded by this Exhibit;

(2)	Any circumstance which, in the judgment of the Company, may result in an Extra Contractual Obligation or Loss in Excess of the Policy Limits that involves the reinsurance afforded by this Exhibit;

(3)	Any action brought against the Company alleging bad faith arising from the Company's handling of a claim otherwise covered under this Exhibit;

(4)	Any declaratory judgment action brought by or against the Company.

The Company shall advise the Reinsurer of the estimated amount of Net Loss in connection with each such claim or loss and of any subsequent changes in such estimates.

Promptly upon receipt of a definitive statement of Net Loss from the Company, but within no more than 25 days after receipt of such statement, the Reinsurer shall pay to the Company the Reinsurer's portion of Net Loss. The Company shall report to the Reinsurer any subsequent changes in the amount of Net Loss, and the amount due either party shall be remitted promptly, but within no more than 25 days after receipt of such report.

(c)	P.C.S. Catastrophe Bulletins

GENERAL REINSURANCE CORPORATION

The Company shall furnish to the Reinsurer, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

(1)	The preliminary estimates of the amount recoverable from the Reinsurer;

(2)	The Reinsurer's portion of claims, losses, and Adjustment Expenses paid less salvage recovered during each calendar quarter;

(3)	The Reinsurer's portion of reserves for claims, losses, and Adjustment Expenses at the end of each calendar quarter.

(d)	General

In addition to the reports required by (a), (b), and (c) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer's quarterly and annual statements and internal records.

All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.

Section 10 - TERMINATION

Either party may terminate this Exhibit at any time by sending to the other, by certified mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective.

The Reinsurer shall not be liable for claims and losses resulting from Occurrences taking place at and after the effective time and date of termination.

If this Exhibit is replaced, renewed, rewritten, or endorsed, the provisions of the Interlocking section, if any, of the successor Exhibit/Agreement/Endorsement shall also apply to this Exhibit provided that the successor Exhibit/Agreement/Endorsement specifically references this Exhibit.

GENERAL REINSURANCE CORPORATION

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -
REINSURANCE - USA

(1)     This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

(2)     Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

(i)	Nuclear reactor power plants including all auxiliary property on the site, or

(ii)	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

(iii)
Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

(iv)	Installations other than those listed in paragraph (2) (iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

(3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

(a)	where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)
where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

(4)    Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

(5)     It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

(6)     The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

(7)     The Company to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

(a)
all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)
with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

GENERAL REINSURANCE CORPORATION